UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

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BANKRATE, INC.
11760 U.S. Highway One, Suite 200
North Palm Beach, Florida 33408
(561) 630-2400

May 7, 2007

Dear Bankrate, Inc. Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Bankrate, Inc., to be held on Wednesday, June 20, 2007. The Annual Meeting will begin promptly at 9:00 a.m., local time, at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please complete, sign, date and return your Proxy Card promptly to assure that your shares will be represented at the Annual Meeting. Alternatively, registered shareholders may transmit voting instructions for their shares electronically through the Internet or by telephone by following the simple instructions on the Proxy Card. Of course, if you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person.

We gratefully acknowledge your continuing interest in our business, and we hope that many of you will attend the Annual Meeting.

Sincerely,

Thomas R. Evans
President and Chief Executive Officer

BANKRATE, INC.
11760 U.S. Highway One, Suite 200
North Palm Beach, Florida 33408
(561) 630-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bankrate, Inc. will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410, at 9:00 a.m., local time, on Wednesday, June 20, 2007, for the following purposes:

1.	To elect two directors to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year;

3.	To approve the Second Amended and Restated 1999 Equity Compensation Plan; and

4.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

The Board of Directors has fixed the close of business on April 16, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Edward J. DiMaria
Senior Vice President-Chief Financial Officer
Secretary

May 7, 2007
North Palm Beach, Florida

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED; NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOU MAY ALSO PROVIDE US YOUR VOTING INSTRUCTIONS ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. FURTHER INSTRUCTIONS ARE FOUND ON THE PROXY CARD. IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BANKRATE, INC.
11760 U.S. Highway One, Suite 200
North Palm Beach, Florida 33408
(561) 630-2400

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
JUNE 20, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement and the enclosed Proxy Card on behalf of Board of Directors (the “Board of Directors”) of Bankrate, Inc., a Florida corporation, for use at our 2007 Annual Meeting of Shareholders, or at any adjournments or postponements (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33408, at 9:00 a.m. local time, on Wednesday, June 20, 2007. The Company is first sending or delivering this Proxy Statement and the accompanying Proxy Card on or about May 7, 2007, to all shareholders entitled to vote at the Annual Meeting.

As used in this Proxy Statement, the terms “us”, “we”, “our”, refer to Bankrate, Inc., and, where appropriate, Bankrate, Inc., and its subsidiaries. The term “Common Stock” means shares of our common stock, par value, $.01 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on April 16, 2007, which the Board of Directors has set as the record date, will be entitled to notice of, and to vote, at the Annual Meeting. As of the record date, we had 18,270,969 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of not less than thirty-three and one-third percent (33 1/3% of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed Proxy Cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 1

Voting Requirements

At the Annual Meeting, shareholders will consider and act upon the election of two directors, the ratification of the appointment of our independent registered public accounting firm, the approval of the Second Amended and Restated 1999 Equity Compensation Plan, and such other business as may properly come before the Annual Meeting.

Our Bylaws provide that directors are elected by a plurality of the votes cast. The withholding of authority by a shareholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

Under Florida law, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

Under Florida law and pursuant to Rule 4350(i) of the NASDAQ Marketplace Rules, the approval of the Second Amended and Restated 1999 Equity Compensation Plan (Proposal 3) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 3.

At the record date, our directors and executive officers owned or controlled the power to vote 5,484,545 shares of Common Stock eligible to be voted at the Annual Meeting, constituting approximately 30% of the outstanding Common Stock. We believe that our directors and executive officers will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposals 2 and 3 and, therefore, assuming the presence of a quorum, the election of the director nominees, the ratification of the appointment of the independent registered public accounting firm, and the approval of the Second Amended and Restated Compensation Plan is reasonably assured.

Proxies

To ensure your Common Stock will be voted at the Annual Meeting, please complete, sign, date and promptly return the enclosed Proxy Card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit voting instructions electronically through the Internet or by using the toll-free telephone number listed on the Proxy Card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., local time, West Palm Beach, Florida, on June 19, 2007. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ voting instructions have been properly recorded. Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that they will bear.

The shares of Common Stock represented by a properly executed Proxy Card or properly authenticated voting instructions recorded electronically through the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted by the persons designated on the Proxy Card at the Annual Meeting in accordance with the shareholder’s instructions. In the absence of such instructions, those shares will be voted in favor of each of the nominees for election to the Board of Directors, as set forth in Proposal 1, in favor of the ratification of the appointment of the independent registered public accounting firm, as set forth in Proposal 2, and in favor of the Second Amended and Restated 1999 Equity Compensation Plan, as set forth in Proposal 3.

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 2

Any shareholder who signs and returns a Proxy Card has the power to revoke the proxy granted by the Proxy Card at any time before it is exercised by providing written notice of revocation to our Corporate Secretary or by filing with our Corporate Secretary a Proxy Card bearing a later date. Alternatively, you can revoke a Proxy by attending the Annual Meeting and voting in person.

Proxies will be solicited from our shareholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail.

Our directors, officers and other employees will receive no additional compensation for any such further solicitations.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that as of April 16, 2007, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock or shares such power with his spouse.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Peter C. Morse	4,722,375	25.7%
Principal Shareholder and Chairman of the Board of Directors 100 Front Street, Suite 900 West Conshohocken, PA 19428
Trafelet & Company, LLC (2)	1,741,600	8.8%
Principal Shareholder 900 Third Avenue, 5th Floor New York, NY 10022
Capital Research and Management Company (3)	1,575,000	8.0%
Principal Shareholder 333 South Hope Street Los Angeles, CA 90071
Tracer Capital Management L.P. (4)	1,266,918	6.4%
Principal Shareholder 540 Madison Avenue, 33rd Floor New York, NY 10022
T. Rowe Price Associates, Inc. (5)	1,078,600	5.4%
Principal Shareholder 100 E. Pratt Street Baltimore, MD 21202
Thomas R. Evans	988,333	5.1%
President, Chief Executive Officer and Director
Randall E. Poliner	531,056	2.9%
Director
Robert P. O’Block	438,099	2.4%
Director
Bruce J. Zanca	89,541	*
Senior Vice President-Chief Communications/Marketing Officer
Robert J. DeFranco	56,718	*
Senior Vice President-Finance
William C. Martin	50,715	*
Director
Edward J. DiMaria	43,750	*
Senior Vice President-Chief Financial Officer
Steven L. Horowitz	38,332	*
Senior Vice President-Product and Business Development
Richard J. Pinola	25,000	*
Director
All current executive officers and directors as a group (13 persons)	7,020,218	35.4%

* Less than 1% of the outstanding Common Stock

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 4

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 18,270,969 shares outstanding as of April 16, 2007, and (ii) shares issuable by us pursuant to options held by the respective persons which may be exercised within 60 days following the record date. The shares issuable pursuant to options are considered to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The shares issuable by us pursuant to options exercisable within 60 days include: Mr. Morse, 75,000 shares; Mr. Evans, 988,333 shares; Mr. Poliner, 75,000 shares; Mr. O’Block 75,000 shares; Mr. Zanca, 88,541 shares; Mr DeFranco, 56, 718 shares; Mr. Martin, 40,000 shares; Mr. DiMaria, 43,750 shares; Mr. Horowitz, 38,332 shares; and Mr. Pinola, 20,000 shares.

(2)
In a Schedule 13G/A filed with the SEC on February 14, 2007, Trafelet & Company, LLC (“Trafelet”) reported that it was deemed to be the beneficial owner of 1,741,600 shares of Common Stock as of December 31, 2006, as a result of acting as an investment adviser. Trafelet, a registered investment adviser, reported that it had shared investment power over 1,741,600 shares of Common Stock and shared voting power over 1,741,600 shares of Common Stock. Trafelet disclaimed beneficial ownership of the reported shares of Common Stock.

(3)
In a Schedule 13G/A filed with the SEC on February 12, 2007, Capital Research and Management Company (“Capital Research”) reported that it was deemed to be the beneficial owner of 1,575,000 shares of Common Stock as of February 6, 2007 as a result of acting as an investment adviser. Capital Research, a registered investment adviser, reported that it had sole investment power over 1,575,000 shares of Common Stock and sole voting power over 1,575,000 shares of Common Stock. Capital Research disclaimed beneficial ownership of the reported shares of Common Stock.

(4)
In a Schedule 13G filed with the SEC on January 26, 2007, Tracer Capital Management, L.P. (“Tracer”) reported that it was the beneficial owner of 1,226,918 shares of Common Stock as of December 31, 2006, as a result of acting as an investment adviser. Tracer, a registered investment adviser, reported that it had shared investment power over 1,226,918 shares of Common Stock and shared voting power over 1,266,918 shares of Common Stock.

(5)
In a Schedule 13G filed with the SEC on February 13, 2007, T. Rowe Price Associates, Inc. (“T. Rowe”) reported that it was the beneficial owner of 1,078,600 shares of Common Stock as of December 31, 2006, as a result of acting as an investment adviser. T. Rowe, a registered investment adviser, reported that it had sole investment power over 1,078,600 shares of Common Stock and sole voting power over 111,400 shares of Common Stock.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 5

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The Board of Directors is currently comprised of two Class I directors (Mr. O’Block and Mr. Poliner) whose terms expire at the 2009 Annual Meeting of Shareholders, two Class II directors (Mr. Evans and Mr. Pinola) whose terms expire at the Annual Meeting, and two Class III directors (Mr. Morse and Mr. Martin) whose terms expire at the 2008 Annual Meeting of Shareholders. The independent directors of our Board of Directors have nominated Mr. Evans and Mr. Pinola to stand for reelection as directors at the Annual Meeting. If reelected, they will serve as Class II directors with terms expiring at the 2010 Annual Meeting of Shareholders. There are no family relationships among any of the directors or the nominees.

Shares represented by validly executed Proxies will be voted for the election of the nominees, if authority to do so is not withheld. In the event that any nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select.

The Board of Directors recommends a vote FOR each of the nominees.

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below. The information is based entirely upon information provided by the respective directors and nominees.

Nominees to Serve as Class II Directors (Term Expiring in 2010)

Thomas R. Evans, age 52, has served as our director since 2004, and was appointed President and Chief Executive Officer in June 2004. From August 1999 to August 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal Web sites on the Internet. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly (1996-1998) and as President and Publisher of Fast Company (1995-1998), a magazine launched in 1995. Mr. Evans received a Bachelor of Science degree in business administration from Arizona State University. Mr. Evans is also a director of Navisite, Inc. and Future Fuel Corp.

Richard J. Pinola, age 61, has served as our director since 2004. Mr. Pinola has served as principal of Eric M. Golshalk & Co. since February 2005. From July 1992 until his retirement in February 2005, Mr. Pinola was President and Chief Executive Officer of Right Management Consultants, a career transition and organizational consulting firm and a wholly-owned subsidiary of Manpower Inc. Mr. Pinola also serves as a director of K-Tron International, Nobel Learning Communities, Inc., Kenexa, Inc., and three real estate investment trusts-Corporate Property Associates 14 Inc., Corporate Property Associates 15 Inc., and Corporate Property Associates 16-Global Inc. In addition, he serves on the Board of Trustees of King’s College in Wilkes-Barre, Pennsylvania. Mr. Pinola received a Bachelor of Science degree in accounting from King’s College.

Continuing Directors

Our directors continuing in office as Class I Directors, with terms expiring at the 2009 Annual Meeting of Shareholders, are as follows:

Robert P. O’Block, age 64, has served as our director since 1999. Mr. O’Block held senior positions with McKinsey & Company, Inc. for 30 years until his retirement in 1998, serving as a consultant to a wide variety of business, nonprofit and public sector organizations in the United States, Europe and the Far East. As a director of
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 6

McKinsey & Company, Mr. O’Block led studies in financial restructuring; corporate, business unit and product strategy; manufacturing operations; and organization. He started his career as a member of the faculty of Harvard University, where he performed research and taught courses in the areas of production and operations management, business economics and real estate. Mr. O’Block is currently a general partner of Freeport Center, a real estate and distribution complex in Utah. He is the current Vice Chairman of the Boston Symphony Orchestra Board of Trustees and is also a Trustee Emeritus of the U.S. Ski and Snowboard Team Foundation. Mr. O’Block received a bachelor’s degree in mechanical engineering from Purdue University and an M.B.A. from Harvard Business School.

Randall E. Poliner, age 51, has served as our director since 1998. Since 1993, Mr. Poliner has served as President of Antares Capital Corporation, a private venture capital firm investing equity capital in developmental and expansion stage companies. Mr. Poliner holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology, an M.S. from Carnegie-Mellon University and an M.B.A. from Harvard Business School.

Our directors continuing in office as Class III Directors, with terms expiring at the 2008 annual meeting of Shareholders, are as follows:

Peter C. Morse, age 60, has been our director since 1993, and served as our Chief Executive Officer from 1993 until 1997. Mr. Morse served as our Chairman from 1997 until 1999, and since 2002. Since 1982, Mr. Morse has also served as president of Morse Partners, Ltd., a private equity firm that acquires operating companies and provides expansion capital, and is also a general partner of Permit Capital. From 1986 to 1990, Mr. Morse was chairman of FAO Schwarz, the national chain of children’s gift stores. Mr. Morse currently serves on the Board of Trustees of Children’s Hospital of Philadelphia and is Chairman of the Investment Committee. Mr. Morse is also a member of the Board of Governors of Boys and Girls Clubs of America, the Board of Directors of Georgetown University, the Board of Trustees of the J.M. Foundation, and the Board of Trustees of Gesu School. Mr. Morse holds a B.S.B.A. from Georgetown University and an M.B.A. from Columbia University Graduate School of Business.

William C. Martin, age 29, has served as our director since 2000. He is a co-founder and principal of Indie Research LLC, a provider of proprietary investment and research tools for individual and institutional investors. In 1998, Mr. Martin co-founded Raging Bull, an online financial media company.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During 2006, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

The Board of Directors affirmatively determined that a majority of our directors are independent directors under the NASDAQ Global Select Market listing requirements. There were no transactions, relationships, or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors in determining the independence of any of the directors deemed to be independent under the NASDAQ Global Select Market listing requirements. Our independent directors include current directors, Messers. Martin, O’Block, Poliner, and current director and nominee, Mr. Pinola.

Our independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by our independent directors.  Any independent director may call an executive session of independent directors at any time.  In 2006, the independent directors met in an executive session four times.

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee has a written charter, which is published on the Investor Relations section of our Web site at www.bankrate.com. The Compensation Committee does not have a written charter. The Board of Directors has determined that all members of the Audit and Compensation Committees are independent as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 7

The members of the Audit Committee are Messrs. Pinola (Chairman), O’Block and Poliner. The Board of Directors has determined that each Audit Committee member meets the NASDAQ Global Select Market listing standards’ financial knowledge requirements. In addition, the Board of Directors determined that Mr. Poliner qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by us to governmental bodies or the public; our systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board of Directors; and our accounting and financial reporting process. The Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. In 2006, the Audit Committee met seven times.

The members of the Compensation Committee are Messrs. Poliner (Chairman) and O’Block, both of whom are independent directors within the meaning of applicable NASDAQ Global Select Market listing standards. Our Board of Directors has vested authority in our Compensation Committee to review, evaluate and approve the compensation and benefits of all of our officers at the Senior Vice-President level and above, and to review and recommend to our Board of Directors general policy matters relating to compensation and benefits of our employees. Our Board of Directors has also delegated the authority to administer our stock option plans to the Compensation Committee, and, if the Second Amended and Restated 1999 Equity Compensation Plan is approved by our shareholders, the Compensation Committee may further delegate such responsibility to the extent permitted by law. In 2006, the Compensation Committee met 10 times.

Nomination of Directors

The Board of Directors does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to our Board of Directors. The Board of Directors determined that it is appropriate and in our best interests to have all independent directors evaluate all Board of Director nominees rather than have a separate designated committee. Our Board of Directors adopted a resolution establishing nominating procedures. Under our nominating procedures, members of our Board of Directors submit nominees for election to our independent directors of our Board of Directors for their consideration.

Our Bylaws provide that a shareholder may submit a nomination for election to our Board of Directors by written notice, The notice must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days prior to an Annual or Special Meeting of the shareholders; provided, however, that if shareholders are provided with fewer than seventy (70) days notice of such meeting, the shareholder’s notice will be timely if we receive it no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the meeting was mailed or the date on which public disclosure of the meeting was made.

The shareholder’s notice must set forth, as to each person that the shareholder proposes to nominate for election (or re-election) as a director:

▪	The proposed nominee’s name, age, business address and residence address;

▪	The proposed nominee’s principal occupation or employment;

▪	The class and number of shares of our Common Stock beneficially owned by the proposed nominee; and

▪	Any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Exchange Act.

The shareholder’s notice to us must also set forth, as to the shareholder giving notice:

▪	The shareholder’s name and address, as they appear on our books; and

▪	The class and number of shares of Common Stock beneficially owned by the shareholder on the date of such notice.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 8

We may require any proposed nominee to furnish such other information as may be reasonably required by us to determine the proposed nominee’s eligibility to serve as a director.

Messers. Evans and Pinola were nominated for re-election by the other independent directors of our Board of Directors. We did not receive any recommendations from shareholders requesting that the Board of Directors consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received. The Board of Directors would have considered any candidate proposed in good faith by a shareholder. To propose a nominee, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to Edward J. DiMaria, our Senior Vice President-Chief Financial Officer. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating a director nominee, the Board of Directors considers the following factors:

▪	the appropriate size of our Board of Directors;

▪	our needs with respect to the particular talents and experience of our directors;

▪
the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

▪	whether the nominee is independent, as that term is defined under NASDAQ Global Select Market listing standards;

▪	the familiarity of the nominee with our industry;

▪	the nominee’s experience in political affairs;

▪	the nominee’s experience with accounting rules and practices; and

▪	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board of Directors members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the independent directors may also consider such other factors as they may deem are in our best interests and the best interest of our shareholders. We also believe it is appropriate for certain key members of our management to participate as members of the Board of Directors.

Members of the Board of Directors identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service or if the independent directors decide not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors of Directors are polled for suggestions as to individuals meeting the criteria described above. The independent directors may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 9

Shareholder Communications with the Board of Directors

Every effort is made to ensure that the Board of Directors or individual directors, as applicable, hear the views of shareholders and that appropriate responses are provided to shareholders in a timely manner. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to Edward J. DiMaria, our Senior Vice President-Chief Financial Officer, with a request to forward the matter to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors attended our Annual Meeting in June 2006 except Mr. Poliner.

Codes of Conduct and Ethics

We have adopted the Bankrate, Inc. Code of Business Conduct applicable to all officers, directors and employees, and the Bankrate, Inc. Finance Code of Professional Conduct, applicable to our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. Both the Code of Conduct and the Finance Code of Ethics are publicly available on our Web site at http://www.bankrate.com/investor-relations/default.asp.

Review and Approval of Transactions with Related Persons

On an annual basis, each director and executive officer is required to complete a questionnaire that requires disclosure of any transactions the director or executive officer, or their immediate family members or associates, may have with us in which the director or executive officer, or their immediate family members or associates, has a direct or indirect material interest. The Audit Committee which is responsible for reviewing and approving any related person transactions, considers the responses in the questionnaires and other information regarding potential relationships between us and the directors and executive officers. The Audit Committee has determined that there are no related person transactions to report.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2006: Randall E. Poliner (Chairman) and Robert P. O’Block. None of the members of the Compensation Committee is an executive officer of a public company of which a Bankrate executive officer is a director.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 10

EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. Executive officers are elected annually by the Board of Directors at its meeting following the annual meeting of shareholders to serve for a one year term and until their successors are elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected. Mr. Evans serves as a director and an executive officer. For information pertaining to Mr. Evans’ business experience, see “Election of Directors.”

Name	Age	Position

Thomas R. Evans	52	President, Chief Executive Officer and Director

Robert J. DeFranco	50	Senior Vice President-Finance

Edward J. DiMaria	41	Senior Vice President-Chief Financial Officer

Daniel P. Hoogterp	47	Senior Vice President-Chief Technology Officer

Steven L. Horowitz	35	Senior Vice President-Product and Business Development

Donaldson M. Ross	43	Senior Vice President-Chief Revenue Officer

Lynn Varsell	46	Senior Vice President-Publisher

Bruce J. Zanca	46	Senior Vice President-Chief Communications/Marketing Officer

Robert J. DeFranco. Mr. DeFranco has served as our Senior Vice President-Finance since April 2006. Prior to that, he served as our Senior Vice President and Chief Financial Officer since September 2000, and as Vice President-Finance and Chief Accounting Officer from March 1999. From 1986 to 1999, he held various positions in corporate accounting and finance for companies including Ocwen Financial Corporation (as Director of Finance from January 1998 through March 1999), SunTrust Banks, Inc. (as Vice President-Financial Reporting from February 1995 through December 1997), Ryder System, Inc. and Southeast Banking Corporation. From 1978 to 1986, he was a member of the commercial audit division of Arthur Andersen & Co., Miami, Florida. Mr. DeFranco is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. DeFranco received a Bachelor of Science degree with a major in Accounting from Florida State University in 1978.

Edward J. DiMaria. Mr. DiMaria has served as our Senior Vice President and Chief Financial Officer since April 2006. From February 2006 until April 2006, he served as our consultant, assisting us with our finance and accounting functions. Prior to that, Mr. DiMaria was an independent consultant for various clients on numerous matters, including private equity transactions, mergers and acquisitions, and other corporate finance projects. From August 2000 to August 2002, Mr. DiMaria was the Chief Financial Officer of Official Payments Corporation. From August 1994 to August 2000, Mr. DiMaria was employed by Best Friends Pet Care, Inc., where his final position was Executive Vice President and Chief Financial Officer. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc., and was a member of the commercial audit division of KPMG LLP. Mr. DiMaria is a Certified Public Accountant in the State of New York and received his Bachelor of Business Administration degree with a major in Public Accounting from Pace University in New York.

Daniel P. Hoogterp. Mr. Hoogterp has served as our Senior Vice President and Chief Technology Officer since May 2005. From November 2002 until May 2005, he served as Chief Executive Officer of TQuist, LLC, a technology consulting company. From February 2001 to September 2002, Mr. Hoogterp served as Executive Vice President and Chief Technology Officer of Enamics, Inc., a company specializing in business technology management. From July 1999 to February 2001, he served as Senior Vice President and Chief Technology Officer of Sagemaker, Inc., a provider of enterprise information portals. From March 1991 to July 1999, he served as Chief Executive Officer of Retrieval Technologies, Inc. Mr. Hoogterp received a Post-Graduate Certificate in Business from Heriott-Watt University’s Edinburgh Business School in Scotland in 2004.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 11

Steven L. Horowitz. Mr. Horowitz has served as Senior Vice President, Product and Business Development since May 2005. Mr. Horowitz joined us as our Vice President and Publisher in October 2004. From 2002 to 2004, Mr. Horowitz served in various positions at America Online (Time Warner), most recently as Vice President eCommerce Classifieds. From 1998 to 2002, he held Director and Senior Manager positions with Yahoo! and GeoCities, Inc. specializing in business and sales strategy for classifieds and local properties. Additionally, Mr. Horowitz served as Associate Director of Internet Marketing for BMG Music Club at BMG Direct, Bertelsmann (1998), Director of Internet Venues at a start-up entertainment Web site (1996 to 1997) and Online Publicist for Turner Entertainment Group at Tuner Broadcasting Systems, Inc. (1995 to 1996). Mr. Horowitz received a Bachelor of Arts degree with a major in English from the State University of New York at Oswego in 1993.

Donaldson M. Ross. Mr. Ross has served as our Senior Vice President-Chief Revenue Officer since September 2006. From June 2001 until September 2006, Mr. Ross was Senior Vice President-Sales & Marketing for Harris Connect, a leader in affinity marketing for the directory, Internet and data services business in the education and association market place. From 2000 to 2001, he held an executive management position at zUniversity.com. From 1989 to 1998, Mr. Ross held various positions in media sales and sales management at U. S. News & World Report, where he rose to the position of Vice President of Advertising Sales. Mr. Ross received his Bachelor of Arts degree from Denison University and his Masters in Advertising and Marketing from Michigan State University.

Lynn Varsell. Ms. Varsell has served as our Senior Vice President-Publisher since February 2006 after joining us as Vice President- Publisher in May 2005. From 2003 to 2005, she served as iMedia Ad Sales Marketing Director for Discovery Communications overseeing 14 television networks. From 1999 to 2002, she served as Vice President, Design & Development for Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1996 to 1999, she held various creative and development positions at Disney Internet Group including Creative Director of ABC.com, Oprah.com and Oscar.com where she was responsible for launching Oprah.com on the Web and developing the first successful synch-to-broadcast event. Ms. Varsell holds a Bachelor of Arts degree with honors from Boston College and a Master Degree in Interactive Telecommunications from New York University Tisch School of the Arts.

Bruce J. Zanca. Mr. Zanca has served as our Senior Vice President and Chief Communications/Marketing Officer since July 2004. From January 2002 to June 2004, Mr. Zanca owned and operated a communications and marketing consulting practice. From September 1999 to December 2001, Mr. Zanca was Senior Vice President of Communications and Administration at Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From August 1998 to June 1999 he served as Vice President - Corporate Communications at GeoCities, Inc., a community of personal Web sites on the Internet. From 1995 to 1998, Mr. Zanca was Vice President of Corporate Communications at U.S. News & World Report Magazine Group. From 1981 to 1992, Mr. Zanca was a press aide in the Reagan and Bush administrations. During the first Bush administration he was a White House Spokesman and deputy to Marlin Fitzwater.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 12

EXECUTIVE COMPENSATION

Compensation Committee Process and Procedures

The members of the Compensation Committee are Messrs. Poliner (Chairman) and O’Block. The Compensation Committee meets regularly, at least 5 times throughout the year, and agendas for the meetings are typically established with input from the Committee's Chairman, our Chief Executive Officer ("CEO") and our Chief Financial Officer ("CFO"). At times, our CEO, CFO, or both, attend portions of the meetings of the Compensation Committee. However, the Compensation Committee also conducts meetings regularly to consider, discuss and evaluate issues without the presence of any of our executive officers. Our CEO is not present during voting or deliberations with respect to his own compensation.

To assist the Compensation Committee in the design of effective compensation programs, policies and practices, including developing a mix of cash and equity compensation and annual and long-term compensation that promotes our compensation objectives and that is competitive in the marketplace, the Compensation Committee retains a compensation consultant from time to time.

Compensation Discussion and Analysis

Overview and Objectives

Our Board of Directors has delegated to its Compensation Committee overall responsibility for establishing the compensation programs  for all executive officers, including our named executive officers.  In this capacity, the Compensation Committee establishes, reviews and recommends compensation policy to the Board of Directors, approves compensation levels and performance goals, and evaluates executive performance against those objectives.  Although this discussion and analysis refers principally to compensation for our named executive officers, the same compensation principles and practices generally apply to all executives.

The primary objective of our compensation program is the same objective that we have for our overall operations: to create long-term value for our shareholders. The Compensation Committee is responsible for establishing, reviewing and evaluating our compensation plans, policies and programs and for approving the total compensation package awarded to each of our executive officers, including the CEO. The Compensation Committee works directly with the CEO to ensure the compensation objectives are aligned with our mission and overall objectives and to provide a decision-making framework for use in formulating recommendations for each executive's compensation.

The Compensation Committee’s overall objective is to establish a compensation policy that will (1) align the interests of executives with those of our long-term shareholders; (2) attract, retain and incentivize highly-qualified executives who drive our performance and help us achieve our business objectives; and (3) motivate executives to consistently deliver outstanding performance. In addition, our compensation program is intended to reward individual performance in a way that emphasizes strategic thinking necessary to create long-term value while balancing rewards for short-term increases in operating results. We compensate executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance.

The Compensation Committee takes measure of the competitive market for senior executives by reviewing market compensation levels provided by comparable companies, although it does not benchmark compensation paid to our executives to specified levels of compensation paid to executives at the comparable companies. In 2006, a group of companies with a similar growth rate, performance, industry, competitive employment markets, track record, market positions and other factors was identified by the Compensation Committee. This and other market information is a useful informational tool, which provides the Compensation Committee with a range of compensation paid in the market and various market alternatives to compensation package design. Compensations levels are determined from an assortment of factors with competitive information being one of the factors considered. However, typically the most heavily weighted factor centers on our performance, which the Compensation Committee believes most closely aligns the interests of management and shareholders.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 13

Our executive compensation packages are comprised primarily of base salary, cash incentive performance bonus and long-term equity awards. The Compensation Committee believes that each element of the total compensation program serves an important function in achieving the overall objectives of our compensation program. The Compensation Committee strives to pay a base salary that is competitive within our industry in order to attract and retain top-level talent in a highly competitive market. The year-end cash bonuses that are paid under our Management Incentive Plan are designed to provide executives with strong incentive to achieve individual and our financial and operational goals, which are intended to drive year over year growth in key performance metrics. Finally, the long-term equity awards granted to executive officers upon joining us are designed to closely align the executives’ interests with those of our shareholders. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a competitive level of compensation that motivates and incentivizes executives to achieve objectives which are beneficial to our shareholders, to us, and to our management. In general, the Compensation Committee has emphasized long-term equity awards to align key executives’ interests with shareholder interests in the creation of wealth and incentive cash bonuses to drive near term and annual performance. On average, it is intended that our senior executive officers earn the majority of their annual compensation from sources that are “at risk” year to year based on the results of operations.

Compensation Elements

Base Salary. Base salary levels for each of our executive officers, including the CEO, are generally set within a range of base salaries that the Compensation Committee believes are competitive and appropriate for us given the performance objectives the Compensation Committee expects us to continue to achieve and the qualifications and experience of the individual required for the job. In addition, the Compensation Committee will generally review our past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The annual base salary we have agreed to pay each executive is specified in his or her employment agreement with us, subject to adjustment by the Committee. Base salary is reviewed on an annual basis and decisions regarding base salary increases take into account the executive’s current base salary, the competitive market place, retention and other factors as described above. Our CEO is responsible for assessing the contributions and performance of each executive reporting to him and reviewing his assessment with the Compensation Committee. The Compensation Committee reviews and assesses the performance of our CEO and also considers the recommendations the CEO provides regarding other executives. The Compensation Committee makes the final decision on all executive pay.

Incentive Cash Bonus. Our executive officers are hired to lead and grow our organization and as such we believe that a significant portion of our executive officer’s compensation should be tied to our overall performance. We maintain an incentive cash compensation plan, which emphasizes pay-for-performance by providing our executives with the opportunity to receive bonuses only if we achieve or exceed certain corporate performance objectives.

Objective annual performance metrics and goals are established at the beginning of each fiscal year by the CEO in consultation with the executive officers that report directly to him and approved by the Board of Directors. Based on these performance objectives and the business plan and budget approved by the Board of Directors, the Compensation Committee establishes threshold minimum, target, and maximum financial performance goals, generally based on a factor of sustained growth in earnings before interest, taxes, depreciation, amortization and stock compensation expense, balanced for risk, for the purposes of paying incentive bonuses. In order for awards to be payable under the plan, a minimum financial performance threshold must be achieved and higher amounts are payable if we meet or exceed the established target. The Compensation Committee determines incentive bonus financial performance goals taking into account various factors, including management’s assessment of the probability of achieving higher levels of financial performance within the fiscal year.

Amounts payable to each individual executive officer upon achievement of the incentive bonus financial performance goals are established based on the scope of the executive’s responsibilities, the executive’s continued dedication and service to us, and other competitive data compiled and reviewed by the Compensation Committee. Target bonus opportunities are established for our named executive officers in their employment agreements and by the Compensation Committee. The target bonus opportunities established in the employment agreements range from $110,000 to $130,000.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 14

In certain limited circumstances, the Compensation Committee may also pay a discretionary bonus to an executive officer for extraordinary individual achievement, service or dedication to us. Discretionary bonuses are evaluated and awarded by the Compensation Committee on a case by case basis and are heavily influenced by the circumstances giving rise to the award.

Equity Incentive Awards. We use equity incentive awards to provide a stock-based incentive to improve our financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Equity incentive awards are also designed to align the interests of our executive officers with those of our shareholders by encouraging executive officers to enhance our value, the price of the Common Stock, and hence, the shareholders’ return over the long term. Historically, the Compensation Committee has used stock options to recognize these goals.

Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and potential contributions to us and our financial performance over the long term. The Compensation Committee approves stock option grants. Generally, options are awarded on the date of hire, however, the Compensation Committee retains discretion to award additional stock options to executives and other key employees at other times, including to reward exceptional performance, for retention purposes, upon accepting an expanded role and increased responsibility with us, or for other circumstances as recommended by the CEO or Compensation Committee. The performance of our executive officers is reviewed annually and based on those reviews and our performance during the year; employees may be awarded additional stock options. The number of stock options awarded to an executive is determined by the Compensation Committee based on a number of factors, including the executive’s prior experience, their role and responsibilities with us, competitive retention and market data compiled and reviewed by the Compensation Committee, and performance and demonstrated leadership with us.

The exercise price of options grants is set at the closing price of our Common Stock on the date of grant. To date, with the exception of our CEO, stock option grants to executives generally vest in equal installments over a four-year period and have a seven-year term. Our CEO, Thomas R. Evans, was granted 600,000 stock options on June 25, 2004, upon joining us. The options have a seven-year term, 200,000 options vested on July 1, 2005 and the remaining 400,000 vest on a monthly schedule pursuant to which Mr. Evans will be fully vested on July 1, 2007. Mr. Evans was also granted 500,000 stock options on October 26, 2004. The options have a seven-year term and all 500,000 shares vest five years from the grant date. Vesting accelerates if at any point during the term of the option, the fair market value of our Common Stock is at or above the following incremental thresholds for ninety consecutive trading days: $20.00 - 100,000 shares; $22.50 - 50,000 shares; $25.00 - 75,000 shares; $27.50 - 50,000 shares; $30.00 - 75,000 shares; $32.50 - 75,000 shares; $35.00 - 75,000 shares. Currently, 425,000 of the 500,000 stock options granted to Mr. Evans on October 26, 2004 have vested pursuant to these incremental thresholds.

Other Benefits. We maintain certain broad-based benefit plans in which our employees, including our executive officers, are entitled to participate. These plans include health and life insurance and a qualified 401(k) savings plan. We make a matching contribution equal to 3% for the qualified 401(k) savings plan, subject to Internal Revenue Code limitations.

Perquisites. We provide a limited number of perquisites consistent with comparable companies the aggregate of which did not exceed $10,000 for each named executive officer. The level of perquisites does not factor into decisions on total compensation.

2006 Executive Compensation

The specific compensation decisions made for each of our executive officers in 2006 reflect our overall compensation objectives described above, as well as our 2006 performance.

Base Salary. The Compensation Committee conducted its annual review and evaluation of the compensation levels of the executive team. Our CEO, Mr. Evans, received an increase in his base salary of $100,000, from $300,000 to $400,000, as a result of the Compensation Committee’s review of our performance as well as external market factors. Mr. Evans is considered a highly qualified CEO with a proven track record of
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 15

delivering solid performance. Mr. Evans continued retention with us is considered to be a critical component to our future success. Mr. DiMaria joined us in 2006 and was not given an increase in base salary during the year. Based on performance, external market, retention and other factors, Messrs. Cunningham, DeFranco, Horowitz and Zanca each received raises of $10,000 in 2006, such that their base salaries in 2006 were increased to $240,000, $210,000, $210,000 and $210,000 respectively.

Incentive Cash Bonus. As described above, employment agreements with our executive officers establish their applicable target bonus opportunity. Under these agreements, the target bonus opportunities for each of Messrs. DiMaria, Horowitz and Zanca are $125,000, $120,000 and $120,000 respectively. In addition, the Compensation Committee has established target bonuses of $130,000, $125,000 and $110,000 for Messrs. Evans, Cunningham and DeFranco respectively. For new executives, we typically follow a policy of pro rating the earned bonus during the initial year of employment based on the time worked during that fiscal year. The target bonus for our chief executive officer, Mr. Evans, must be maintained at or above $100,000. During 2006, we achieved a level of performance above the target financial performance objective as reviewed and approved by the Compensation Committee whereby executives earned 130% of target. Accordingly, in 2006, Messrs. Evans, DiMaria DeFranco, Cunningham, Horowitz and Zanca received the following bonus payments under our Management Incentive Plan: Mr. Evans received $169,000, which represents 46.25% of his 2006 salary; Mr. DiMaria received a pro-rated bonus equal to $121,875, which represents 73.86% of his 2006 salary; Messrs. DeFranco, Cunningham, Horowitz and Zanca received $143,000, $162,500, $156,000 and $156,000 respectively. In addition, a discretionary bonus of $50,000 was approved by the Compensation Committee and awarded to Mr. DiMaria in 2007 for the leadership, performance and dedication he displayed after joining us in 2006.

Stock Options. Pursuant to an employment agreement entered into between us and Mr. DiMaria effective on April 3, 2006, Mr. DiMaria was granted 150,000 stock options at the inception of his employment, with ratable vesting over four years. The Compensation Committee made the grant of options to this executive after determining the appropriate award level for the executive given his experience, job responsibilities, our objectives, and market factors. Based on the same or similar factors, other executives were each provided an annual option award of 12,500 shares, except for Mr. Evans who did not receive an option award in 2006.

Employment Agreements

We have entered into employment agreements with each of our named executive officers in order to secure their continued service and dedication to us. These agreements generally establish minimum salary commitments and target bonus opportunities. The agreements also restrict the executive’s ability to engage in or perform any activities that are competitive to our business or to solicit our employees away from our service while we employ the executive and for a period of one year thereafter. Our termination payments are generally structured such that the executive is entitled to one year’s base salary at the time of termination if the executive is terminated by us without cause or if the executive terminates the agreement with cause. The termination benefits that each executive officer is entitled to receive are more fully described in “Potential Payments upon Termination or Change of Control” below.

Tax Deductibility of Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, which generally limits a publicly held corporation’s tax deduction for compensation paid to each of its chief executive officer and next four most highly compensated executive officers to $1 million in any year. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The annual salary, cash incentive bonus and equity compensation we generally pay to our executive officers do not exceed this limit. The Compensation Committee’s intent is to design compensation packages that are deductible without limitation, where doing so will further the purposes of our executive compensation program. However, the Compensation Committee will take into consideration various other factors, together with Section 162(m) consideration, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 16

Equity Grant Practices

Annual equity awards, as described above, are generally made at the January meeting of the Compensation Committee. The date of this meeting is typically chosen 3 months in advance, and therefore awards are not coordinated with the release of material non-public information.

Compensation Committee Report on Executive Compensation

We, as a Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on that review and discussion, we have recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Randall E. Poliner, Chairman
Robert P. O’Block

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Exchange Act, and shall not otherwise be deemed filed under these acts.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 17

Information about Executive Compensation

Summary Compensation Table for 2006

The following table shows the compensation of each individual who served at anytime during 2006 as our principal executive officer and our principal financial officer. We have also included our three other most highly compensated officers who were serving as our executive officers as of December 31, 2006 (other than the principal executive and principal financial officers). We refer to each of the individuals named in the table below as “named executive officers.”

(a)	(b)	(c)	(d)	(f)	(g)	(i)	(j)
Name and Principal Position	Year	Salary $	Bonus(1) $	Option Awards(2) $	Non-Equity Incentive Plan Compensation(3) $	All Other Compensation(4) $	Total $
Thomas R. Evans President, Chief Executive Officer and Director	2006	$365,385	$—	$2,591,180	$169,000	$16,977	$3,142,542
Edward J. DiMaria Senior Vice President-Chief Financial Officer	2006	165,000	50,000	740,981	121,875	37,890	1,115,746
G. Cotter Cunningham(5) Senior Vice President-Chief Operating Officer	2006	240,000	—	302,933	162,500	6,600	712,033
Robert J. DeFranco Senior Vice President-Finance	2006	210,000	—	211,622	143,000	17,365	581,987
Steven L. Horowitz Senior Vice President-Product and Business Development	2006	210,000	—	252,098	156,000	15,505	633,603
Bruce J. Zanca Senior Vice President-Chief Communications/Marketing Officer	2006	210,000	—	287,043	156,000	14,837	667,880

(1)
The amount in column (d) for Mr. DiMaria reflects the dollar value of a discretionary bonus of $50,000, which was approved by the Compensation Committee and awarded to Mr. DiMaria in 2007 for the leadership, performance and dedication he displayed after joining us in 2006.

(2)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R of awards pursuant to our equity incentive award program, and thus may include amounts from awards granted prior to the year for which the compensation is reported in this table. Awards are discussed in further detail on page 15 under the heading “Equity Incentive Award.” Assumptions used in the calculation of these amounts are included in footnote 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(3)
The amounts in column (g) reflect the cash awards to the named individuals under the Management Incentive Plan or “MIP”, the details of which are discussed in further detail on page 14 under the heading “Incentive Cash Bonus.”

(4)
The amount shown in column (i) includes for each named executive officer: amounts paid for Exec-U-Care supplemental healthcare benefit program, 401(k) company matches, and certain company-paid commuting expenses. In addition, for Mr. DiMaria, the amount in column (i) includes consulting fees of $35,900, which we paid to Mr. DiMaria before he joined us as Senior Vice President-Chief Financial Officer.

(5)	Mr. Cunningham resigned his employment with us effective April 6, 2007.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 18

Grants of Plan-Based Awards in 2006

The following table provides information concerning plan-based compensation granted to the named executive officers under any plan.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
(a)		(b)		(c)	(d)	(e)	(j)	(k)	(l)

Name	Award Type	Grant Date	Approval Dat	Threshold $	Target $	Maximum $	All Other Option Awards: Number of Securities Underlying Options(2) #	Exercise or Base Price of Option Awards/Share	Grant Date Fair Value of Stock and Option Awards(3) $
Thomas R. Evans	MIP	N/A	N/A	$65,000	$130,000	$260,000	—	—	—
Edward J. DiMaria	MIP	N/A	N/A	62,500	125,000	250,000	—	—	—
	Options	4/3/06	3/30/06	—	—	—	150,000	$42.33	$4,018,878
G. Cotter Cunningham	MIP	N/A	N/A	62,500	125,000	250,000	—	—	—
	Options	2/7/06	2/3/06	—	—	—	12,500	35.75	268,571
Robert J. DeFranco	MIP	N/A	N/A	55,000	110,000	220,000	—	—	—
	Options	2/7/06	2/3/06	—	—	—	12,500	35.75	268,571
Steven L. Horowitz	MIP	N/A	N/A	60,000	120,000	240,000	—	—	—
	Options	2/7/06	2/3/06	—	—	—	12,500	35.75	268,571
Bruce J. Zanca	MIP	N/A	N/A	60,000	120,000	240,000	—	—	—
	Options	2/7/06	2/3/06	—	—	—	12,500	35.75	268,571

(1)
The amounts shown in column (c) reflect the minimum payment level under our Management Incentive Plan. The amount shown in column (e) is 200% of the target amount. The Compensation Committee determines these amounts annually. The business measurements, performance goals, and criteria for determining payout are discussed in the Compensation Discussion & Analysis on page 12. Because Mr. DiMaria joined us mid-year (April 2006), his estimated possible payouts were reduced pro rata based on his length of service with us in 2006.

(2)
As discussed in the Compensation Discussion and Analysis, stock options are awarded pursuant to our Amended and Restated 1999 Equity Compensation Plan. The amounts in column (j) show the number of options granted in 2006 to our named executive officers. The options vest and become exercisable ratably in monthly installments over the course of three years, beginning one-year after the grant date.

(3)	The amounts in column (l) show the full grant date fair value of stock options under SFAS 123R granted to our named executive officers in 2006.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 19

Outstanding Equity Awards at December 31, 2006

The following table provides information concerning unexercised options as of December 31, 2006 for each of named executive officer.

	Number of Securities Underlying Unexercised Options (1)
Name	Exercisable #	Unexercisable #	Option Exercisable Price $	Option Expiration Date
Thomas R. Evans	483,333	116,667	$8.46	6/25/2011
	405,000	75,000	10.01	10/26/2011
Edward J. DiMaria	—	150,000	42.33	4/3/2013
G. Cotter Cunningham	500	—	0.85	3/2/2009
	36,458	13,542	12.63	1/5/2011
	16,500	19,500	18.44	2/1/2012
	—	12,500	35.75	2/7/2013
Robert J. DeFranco	12,500	—	0.85	3/2/2009
	10,000	—	0.85	2/16/2010
	10,000	—	0.85	6/13/2010
	6,198	11,511	12.63	1/5/2011
	6,666	8,125	18.44	2/1/2012
	—	12,500	35.75	2/7/2013
Steven L. Horowitz	21,666	45,834	10.30	10/25/2011
	—	12,500	35.75	2/7/2013
Bruce J. Zanca	65,625	59,375	8.11	7/15/2011
	—	12,500	35.75	2/7/2013

(1)
All stock options other than those issued to Mr. Evans have a seven year term and vest ratably over four years following the date of grant, 1/4 on the first anniversary date, and the remaining 3/4 in monthly installments over three years beginning one year from the date of grant. Mr. Evans was granted 600,000 stock options with a seven year term on June 25, 2004, of which 200,000 options vested on July 1, 2005 and the remaining 400,000 vest on a monthly schedule pursuant to which Mr. Evans will be fully vested on July 1, 2007. Mr. Evans was also granted 500,000 stock options with a seven year term on October 26, 2004, all of which vest five years from the grant date. Vesting accelerates if at any point during the term of the option, the fair market value of our Common Stock is at or above the following incremental thresholds for ninety consecutive trading days: $20.00 - 100,000 shares; $22.50 - 50,000 shares; $25.00 - 75,000 shares; $27.50 - 50,000 shares; $30.00 - 75,000 shares; $32.50 - 75,000 shares; $35.00 - 75,000 shares. Currently, 425,000 of the 500,000 stock options granted to Mr. Evans on October 26, 2004 have vested pursuant to these incremental thresholds.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 20

Option Exercises for 2006

The following table provides information concerning each exercise of stock options during the year ended December 31, 2006 for each named executive officer.

Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $
Thomas R. Evans	45,000	$1,716,550
G. Cotter Cunningham	25,000	1,250,000
Robert J. DeFranco	25,000	954,286
Steven L. Horowitz	25,000	1,013,750
Bruce J. Zanca	25,000	1,068,500

Nonqualified Deferred Compensation for 2006

Name	Executive Contributions in Last FY $	Registrant Contributions in Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $
G. Cotter Cunningham	$24,500	$0	$16,672	$0	$132,350

Employment Agreements

On January 1, 2004, we entered into an employment agreement with Robert J. DeFranco currently our Senior Vice President-Finance. Under the terms of the employment agreement, Mr. DeFranco is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. DeFranco agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. DeFranco agrees not to compete with us and not to recruit any of our employees. Upon Mr. DeFranco’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date.

On June 21, 2004, we entered into an employment agreement with Thomas R. Evans, our President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Evans is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Evans agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Evans agrees not to compete with us and not to recruit any of our employees. Upon Mr. Evans’ termination of employment for certain reasons (i.e., without cause or resignation for good reason), we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Evans was also granted options to purchase 600,000 shares of our common stock at $8.46, the fair market value on the date of grant. The options have a seven year term and vest as follows: 200,000 shares on July 1, 2005; and 16,666.667 shares on the first day of each month beginning August 1, 2005 and ending July 1, 2007. On October 26, 2004, Mr. Evans was granted options to purchase 500,000 shares of our common stock at $10.01, the fair market value on the date of grant. The options have a seven year term and vest as to all 500,000 shares five years from the
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 21

date of grant. Vesting accelerates if, at any point during the term of the option, the fair market value of the our common stock is at or above the following incremental thresholds for ninety consecutive trading days; $20.00 - 100,000 shares; $22.50 - 50,000 shares; $25.00 - 75,000 shares; $27.50 - 50,000 shares; $30.00 - 75,000 shares; $32.50 - 75,000 shares; $35.00 - 75,000 shares.

On July 15, 2004, we entered into an employment agreement with Bruce J. Zanca, our Senior Vice President and Chief Communications/Marketing Officer and entered into an employment agreement with us. Under the terms of the employment agreement, Mr. Zanca is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Zanca agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Zanca agrees not to compete with us and not to recruit any of our employees. Upon Mr. Zanca’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Zanca was also granted options to purchase 150,000 shares of our common stock at $8.11, the fair market value on the date of grant. The options have a seven year term and vest as follows: 37,500 shares on July 15, 2005; and 3,125 shares on the first day of each month beginning August 1, 2005 and ending July 15, 2008.

On October 4, 2004, we entered into an employment agreement with Steve Horowitz, our Senior Vice President-Product and Business Development. Under the terms of the employment agreement, Mr. Horowitz is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Horowitz agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to the our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Horowitz agrees not to compete with us and not to recruit any of our employees. Upon Mr. Horowitz’ termination of employment without cause, we have agreed to pay a separation payment equal to six month’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable three months after the termination date; and one-third payable six months from the termination date. Mr. Horowitz was also granted options to purchase 100,000 shares of our common stock at $10.30, the fair market value on the date of grant. The options have a seven year term and vest as follows: 25,000 shares on October 25, 2005; and 2,083.333 shares on the first day of each month beginning November 1, 2005 and ending October 25, 2008.

On May 23, 2005, we entered into an employment agreement with Lynn Varsell who currently is our Senior Vice President-Publisher. Under the terms of the employment agreement, Ms. Varsell is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Ms. Varsell agrees to assign to us all of her copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of her employment and for a period of six months thereafter, Ms. Varsell agrees not to compete with us and not to recruit any of our employees. Upon Ms. Varsell’s termination of employment without cause, we have agreed to pay a separation payment equal to six months’ base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable three months after the termination date; and one-third payable six months from the termination date. Ms. Varsell was also granted options to purchase 50,000 shares of our common stock at $17.13, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 12,500 shares on May 23, 2006; and 1,041.667 shares on the first day of each month beginning April 1, 2006 and ending May 23, 2009.

On May 31, 2005, we entered into an employment agreement with Daniel P. Hoogterp, our Senior Vice President-Chief Technology Officer. Under the terms of the employment agreement, Mr. Hoogterp is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria, and a guaranteed bonus of $50,000 for 2005 that was paid in the first quarter of 2006. Under the terms of the employment agreement, Mr. Hoogterp agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of six months thereafter, Mr. Hoogterp agrees not to compete with us and, for a period of one year thereafter, not to recruit any of our employees. Upon Mr. Hoogterp’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Hoogterp was also granted options to purchase 80,000
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 22

shares of our common stock at $18.26, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 20,000 shares on May 31, 2006; and 1,666.667 shares on the first day of each month beginning April 1, 2006 and ending May 31, 2009.

On April 3, 2006, we entered into an employment agreement with Edward J. DiMaria, our Senior Vice President-Chief Financial Officer. Under the terms of the employment agreement, Mr. DiMaria is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. DiMaria agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of six months thereafter, Mr. DiMaria agrees not to compete with us and not to recruit any of our employees. Upon Mr. DiMaria’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. DiMaria was also granted options to purchase 150,000 shares of our common stock at $42.33, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 37,500 shares on April 3, 2007; and 3,125 shares on the first day of each month beginning May 1, 2007 and ending April 3, 2010.

On September 11, 2006, we entered into an employment agreement with Donaldson M. Ross, our Senior Vice President-Chief Revenue Officer. Under the terms of the employment agreement, Mr. Ross is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Ross agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of twelve months thereafter, Mr. Ross agrees not to compete with us and not to recruit any of our employees. Upon Mr. Ross’s termination of employment without cause, we agree to pay a separation payment equal to twelve months’ base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable twelve months from the termination date. Mr. Ross was also granted options to purchase 100,000 shares of our common stock at $29.31, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 25,000 shares on September 11, 2007; and 2,083.33 shares on the first day of each month beginning October 1, 2007 and ending September 11, 2010.

Potential Payments upon Termination or Change of Control

Payments upon Termination without Cause or Resignation for Good Reason

Pursuant to the employment agreements with Messrs. Evans, DiMaria, DeFranco, Horowitz and Zanca, in the event that we terminate the employment of any of these executives without “cause”, or, in the case of Mr. Evans, if he resigns for “good reason,” the executive officer would be entitled to an accrued bonus through the effective date of the termination, payable within fifteen (15) days of the effective termination date, and we must pay a separation payment equal to one year’s base salary, or in the case of Mr. Horowitz 6 month’s base salary, at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable 6 months (3 months for Mr. Horowitz) after the termination date; and one-third payable 12 months (6 months for Mr. Horowitz) from the termination date. For these purposes, the term “cause” generally means, the executives’ (i) material breach of his or her employment agreement; (ii) dishonesty or fraud; (iii) willful or negligent insubordination; (iv) conviction of, or guilty plea to, a felony or crime involving moral turpitude; or (v) resignation. Termination without “cause” generally means any termination other than for “cause” and other than in the event of death or a mental or physical disability, which prevents the executive from performing his or her duties for an extended period of time. For the purposes of Mr. Evans’ employment agreement, the term “good reason” generally means a reduction in his title, duties or responsibilities; his relocation; the failure of any successor to assume his employment agreement; our breach of the agreement; and our failure to allow him to participate in employee benefit plans generally available to executives.

Assuming the employment of Messrs. Evans, DiMaria, DeFranco, Horowitz and Zanca had been terminated without “cause” by us effective December 31, 2006, they would have been entitled to the following payments in addition to accrued amounts owed to them for prior service:

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 23

Name	Cash(1)
Thomas R. Evans	$569,000
Edward J. DiMaria	341,875
Robert J. DeFranco	353,000
Steven L. Horowitz	366,000
Bruce J. Zanca	366,000

(1)	Cash payment amounts are based on the following components:

▪	base pay using current salary; and

▪	an accrued annual cash bonus, calculated based on the targets established by the Compensation Committee at the beginning of each fiscal year, as discussed in the Compensation Discussion and Analysis.

Payments upon Termination for Cause, Resignation, Death or Disability

Pursuant to employment agreements entered into with Messrs. Evans, DiMaria, DeFranco, Horowitz and Zanca, in the event of a termination with “cause” or resignation, death or disability, each executive officer would be entitled to any accrued bonus through the effective date of the termination, payable within fifteen (15) days of the effective termination date.

Payments Upon a Change of Control

Under the terms of our 1997 Equity Compensation Plan and our Amended and Restated 1999 Equity Compensation Plan, unless the Board of Directors determines otherwise, all outstanding stock options automatically accelerate and become immediately exercisable upon a change of control. Upon a change of control in which we are not the surviving corporation, any options not exercised must be assumed by, or replaced with comparable options by, the surviving corporation. Assuming a change of control had occurred on December 31, 2006 and the executive officers exercised the full amount of their awards, the cash value of the accelerated awards for each of the executive officers would have been as follows:

Name	Value of Accelerated Equity Awards(1)(2)
Thomas R. Evans	$5,536,010
Edward J. DiMaria	0
Robert J. DeFranco	913,727
Steven L. Horowitz	1,294,810
Bruce J. Zanca	1,799,250

(1)	Assumes a stock price of $37.95, which was the closing price of our common stock on December 29, 2006, the last trading day of the year.

(2)
The value of accelerated equity awards is calculated by multiplying the difference between the closing price of our common stock on December 29, 2006 and the exercise price of the option by the number of options accelerated.

Under the terms of the equity incentive plans, a “change of control” shall be deemed to have occurred if: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person who is our shareholder as of the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities; or (b) our shareholders approve (or, if shareholder approval is not required, the Board of
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 24

Directors approves) an agreement providing for (i) our merger or consolidation with another entity, which results in our shareholders immediately prior to the merger or consolidation, not beneficially owning, immediately after the merger or consolidation, shares entitling them to cast more than 50% of all of the votes that the shareholders of the surviving entity would be entitled in the election of directors, (ii) the sale or other disposition of all or substantially all of our assets, or (iii) our liquidation or dissolution.

Termination Following a Change of Control

None of our executive officers has a change of control agreement with us. However, pursuant to Mr. Evans’ employment agreement, any successor to all or substantially all of our business and/or assets that fails to assume his employment agreement, Mr. Evans would be permitted to resign for “good reason” (see “Payments upon Termination without Cause or Resignation for Good Reason”).

Restrictive Covenants

Pursuant to the employment agreements with Messrs. Evans, DiMaria, DeFranco, Horowitz and Zanca, each executive officer has agreed not to compete with us and not to recruit any of our employees during the term of his employment and for a period of one year thereafter. In addition, each executive officer has also agreed not to disclose any of our confidential information during the term of his employment and for a period of three years thereafter and not to disclose any of our trade secrets for so long as they remain trade secrets. In order to receive the benefits described above in “Payments upon Termination without Cause or Resignation for Good Reason,” the executives must comply with each of these restrictive covenants and must enter into a separation and release agreement with us releasing us from any and all liability and settling all claims of any kind. The waiver by either party of a breach of any provision of the relevant employment agreement by the other party, including the restrictive covenant provisions, does not operate and is not construed as a waiver of any subsequent breach.

COMPENSATION OF DIRECTORS

Annually, on the first business day of the year, each non-employee director receives an option to purchase 10,000 shares of our Common Stock at the fair market value on the date of grant. The stock options have a seven year term, and fully vest on the last business day of the year in which the option is granted. In addition, we pay the Audit Committee Chairman $25,000 in cash compensation. In 2006, Mr. Pinola received additional cash compensation for serving as our Audit Committee Chairman. No other directors receive any cash compensation. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

2006 Director Compensation Table

Name	Fees Earned or Paid in Cash $	Option Awards(1) $	Total $
Peter C. Morse	$—	$170,514	$170,514
William C. Martin	—	170,514	170,514
Robert P. O’Block	—	170,514	170,514
Richard J. Pinola	25,000	170,514	195,514
Randall E. Poliner	—	170,514	170,514

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in footnote 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007. As all options vest in the year of grant, the amount reflected in this column reflects the full grant date fair value of the award. As of December 31, 2006, the stock options outstanding for each director (all of which are vested) are as follows: Mr. Morse - 75,000; Mr. Martin - 40,000; Mr. O’Block - 75,000; Mr. Pinola - 20,000; and Mr. Poliner - 75,000.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our common stock to file reports with the SEC with respect to their ownership of common stock. Directors, executive officers and persons owning more than 10% of our common stock are required to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and any written representations from reporting persons that no other reports were required of those persons, we believe that during 2006, all filing requirements applicable to our directors and executive officers were complied with in a timely manner except that Messrs. Martin, Morse, O’Block, Pinola, and Poliner each filed a late Form 4 in February 2006; Mr. DiMaria filed a late Form 4 in April 2006; and Mr. Ross filed a late Form 3 in October 2006. We are not aware of any other persons other than directors and executive officers who own more than 10% of our common stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors and is published on the investor relations section of the Company’s Web site at www.bankrate.com. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2006 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2006 and 2005 and for the three years ended December 31, 2006.

The Audit Committee selects the Company’s independent registered public accounting firm and meets with the Company’s independent registered public accounting firm to discuss the scope and review the results of the annual audit.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s Charter. The Audit Committee met seven times during 2006.

All of the directors who serve on the Audit Committee are “independent” for purposes of the NASDAQ Global Select Market listing standards. That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

The Audit Committee reviewed the Company’s 2006 financial statements and met with both management and KPMG, the Company’s independent registered public accounting firm for 2006, to discuss those financial statements. Management represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also received from and discussed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600 T, and has discussed with KMPG their independence. The Audit Committee also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200 T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Richard J. Pinola, Chairman
Robert P. O’Block
Randall E. Poliner

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under The Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 26

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 30, 2007, the Audit Committee of our Board of Directors determined to consider a change of our independent accountants and directed management to undertake a request for proposal from independent registered public accounting firms to serve as our auditor for fiscal 2007. We initiated this process on March 5, 2007. Seven large public accounting firms, including KPMG LLP, were asked to submit proposals.

On March 27, 2007, KPMG LLP notified the Audit Committee of our Board of Directors that KPMG LLP would not submit a proposal and declined to stand for re-election as principal accountants. KPMG LLP indicated it would complete its procedures regarding our unaudited condensed financial statements for the quarter ended March 31, 2007 and the Form 10-Q in which such financial statements would be included.

On April 12, 2007, the Audit Committee of our Board of Directors engaged Grant Thornton LLP to act as our principal accountant for the fiscal year ending December 31, 2007. Also on April 12, 2007, the Audit Committee of our Board of Directors notified KPMG LLP of its decision to have Grant Thornton complete the review of our interim financial statements as of March 31, 2007 and for the three-month period then ended. As such, the auditor-client relationship with KPMG LLP ceased on that date.

KPMG LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on our consolidated financial statements as of and of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share-based compensation by adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.”

The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG LLP’s report on management’s assessments of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Bankrate, Inc. acquired Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com on November 30, 2005 and December 1, 2005, respectively, and management excluded from its assessments of the effectiveness of Bankrate, Inc.’s internal control over financial reporting as of December 31, 2005, Wescoco LLC’s and Mortgage Market Information Services, Inc. and Interest.com’s internal control over financial reporting associated with total assets of $10,557,000 and $32,697,000 and total revenues of $166,000 and $1,271,000, respectively, included in the consolidated financial statements of Bankrate, Inc. and subsidiaries as of and for the year ended December 31, 2005. KPMG LLP’s audit of internal control over financial reporting of Bankrate, Inc. also excluded an evaluation of internal control over financial reporting or Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com.

During the fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through April 12, 2007, (i) there were no disagreements between us and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through April 12, 2007, neither we nor anyone acting on our behalf consulted Grant Thornton regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 27

disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG LLP will not attend the 2007 Annual Meeting. Representatives of Grant Thornton are expected to attend the 2007 Annual Meeting and, if in attendance, will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Shareholder ratification of the selection of Grant Thornton as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter at the Annual Meeting, whether in person or represented by proxy, will approve the proposal to ratify Grant Thornton as our independent auditors for the fiscal year ending December 31, 2007.

The Board of Directors unanimously recommends a vote FOR the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 28

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audits of our annual financial statements and the effectiveness of internal controls for the years ended December 31, 2006 and 2005 and fees billed for other services rendered by KPMG LLP during those periods.

Type of Fees	2006	2005
Audit Fees (1)	$524,963	$369,150
Audit-Related Fees (2)	—	44,370
Tax Fees (3)	35,590	18,500
All Other Fees	—	—
Total	$560,553	$432,020

(1)
Audit fees for 2006 and 2005 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports, auditing our internal controls over financial reporting, accounting consultation, and in 2006, services rendered in connection with our secondary offering.

(2)	Audit-related fees for 2005 primarily consist of fees paid to KPMG LLP related to our acquisitions.

(3)	Tax fees for 2006 and 2005 consist of fees related to preparing the 2006 and 2005 U.S. corporate income and state income and franchise tax returns.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by KPMG LLP to us in 2006 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. The Audit Committee has determined that all non-audit services provided by KPMG LLP in 2006 were compatible with maintaining its independence in the conduct of its auditing functions.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 29

PROPOSAL 3
PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED
1999 EQUITY COMPENSATION PLAN

On April 25, 2007, our Board of Directors approved, subject to shareholder approval, several amendments to the Bankrate, Inc. 1999 Equity Compensation Plan, as previously amended and restated through March 15, 2007 (the “1999 Plan”), to be adopted in the form of a new amended and restated plan document. If approved, the amendments would increase the number of shares reserved for issuance under the 1999 Plan from 3,500,000 to 4,500,000. Under Florida law and pursuant to Rule 4350(i) of the NASDAQ Marketplace Rules, the approval of the 1999 Plan and the conditional stock option awards described below must be approved by a majority of the votes cast.

The following is a summary of the material features of the Second Amended and Restated 1999 Equity Compensation Plan (the “New Plan”). This summary may not contain all of the information important to you. You are urged to read the entire New Plan, a copy of which appears as Appendix A to this proxy statement.

General Description of the New Plan

The purpose of the New Plan is to advance our interests by providing eligible participants in the New Plan with the opportunity to receive equity-based or cash incentive awards, thereby aligning their economic interests with those of our shareholders. The New Plan will become effective on the date of its approval by the shareholders and will expire on March 10, 2009. The closing price of our common stock on April 27, 2007 was $38.43 per share, as reported by The NASDAQ Stock Market.

Eligibility. Participation in the New Plan is limited to those key employees and directors of, and consultants and advisors to us or our affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to our success and our affiliates and who are selected by the Administrator to receive an award. The group of employees from which the Administrator may select participants consists of approximately 160.

Administration. The New Plan will be administered by the Compensation Committee. The term “Administrator” is used in this Proxy Statement to refer to the person (the Compensation Committee and its delegatees) charged with administering the New Plan. The Administrator has the authority to interpret the New Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the New Plan.

Award Types. Awards may be in the form of stock options, stock appreciation rights (“SARs”), restricted or unrestricted stock, restricted or unrestricted stock units, performance awards, any other awards that are convertible into or otherwise based on our Common Stock, or cash awards. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to shares of Common Stock subject to an award.

Limits on Shares Deliverable Under the New Plan. The maximum number of shares of Common Stock that may be issued in satisfaction of awards made under the New Plan is 4,500,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year will each be 750,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000. The maximum amount payable to any person in any year under cash awards will be 1,500,000. The number of shares delivered in satisfaction of awards is determined net of (i) shares we withheld in payment of the exercise price of the award, (ii) shares withheld in satisfaction of tax withholding requirements with respect to the award, and (iii) shares of Restricted Stock that are forfeited. The limits set forth in the New Plan shall be construed to comply with Section 422 of the Internal Revenue Code. The shares and the limit on option awards described above are subject to adjustment for stock splits, stock dividends, and certain transactions affecting our capital stock. In such event, the Administrator will also make appropriate adjustments to the number and kind of shares of stock subject to awards, and to exercise prices of awards affected by the change.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 30

As of March 31, 2007, under the 1999 Plan there were:

▪	3,500,000 shares of our Common Stock authorized for issuance;

▪	1,546,028 shares of our Common Stock issued pursuant to exercises of awards;

▪	1,769,471 shares of our Common Stock subject to outstanding options; and

▪	299,000 shares of our common stock subject to outstanding options that are subject to shareholder approval of the amendment and restatement.

Description of Types of Awards Under the New Plan

Stock Options. Stock options give the holder the right to purchase shares of our Common Stock within a specified period of time at a specified price, which is not less than the fair market value of the Common Stock at the time of grant. Stock options granted under the New Plan may not be repriced other than in accordance with the applicable shareholder approval requirements of the NASDAQ Global Select Market listing requirements. Two types of stock options may be granted under the New Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to our employees and employees of our subsidiaries. The expiration date of all options cannot be more than ten years after the date of the original grant.

Stock Appreciation Rights (SARs). The Administrator may grant SARs under the New Plan. A SAR entitles the holder upon exercise to receive cash or shares of Common Stock equal in value to the excess of the fair market value of the shares of Common Stock subject to the right over the fair market value of such shares on the date of grant. SARs granted under the New Plan may not be repriced other than in accordance with the applicable shareholder approval requirements of the NASDAQ Global Select Market listing standards.

Stock Awards; Stock Units. The New Plan provides for awards of nontransferable shares of restricted Common Stock, as well as unrestricted shares of Common Stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specific conditions are met. The recipient of an award of restricted stock will have all the rights as a shareholder, including the right to vote the shares and to receive dividends, subject to restrictions, which may be imposed by the Administrator requiring that it be redelivered or offered for sale to us if specified conditions are not satisfied. Other awards under the New Plan may also be settled with restricted stock. The New Plan provides also for stock units, including restricted stock units, entitling the recipient to receive shares of Common Stock (or cash measured by the value of the Common Stock) in the future on such conditions as the Administrator may specify.

Performance Awards. The New Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the Administrator. Performance conditions may also be attached to other awards under the New Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Internal Revenue Code of 1986, as amended, the Administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings (each, a “Performance
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 31

Criterion”). A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any award intended to qualify for such exception that one or more of the Performance Criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

Termination of Awards. Unless the Administrator provides otherwise, upon cessation of employment, all awards will cease to be exercisable and will terminate except:

•	Any stock options and SARs that were exercisable prior to cessation of service will remain exercisable for three months following cessation of service;

•
Stock options and SARs that were exercisable prior to death or termination from service by reason of disability will remain exercisable for 1 year following death or termination from service by reason of disability; and

•
Stock options and SARs will be terminated upon cessation of service if the Administrator in its sole discretion determines that such cessation of service resulted from conduct constituting cause for termination.

Mergers and Similar Transactions. In the case of certain mergers, consolidations or similar transactions, including a sale of substantially all of our assets, or our dissolution or liquidation, awards will no longer automatically vest, but the following rules will apply unless the Administrator provides otherwise in an award:

•	If we are acquired or liquidated and there is a surviving or acquiring corporation, the Administrator may provide for the assumption or replacement of some or all outstanding awards.

•
If the transaction involves a cash payment or other payment to our shareholders, the Administrator may provide for cash-out payments with respect to outstanding awards or portions thereof. For awards subject to performance or other vesting conditions, including restricted stock, any payments may also be restricted.

•
If the transaction does not involve an award assumption or substitution or a cash payment as described above, each award requiring exercise will become fully exercisable, and stock units will be paid out, prior to the consummation of the transaction on a basis that gives the holder a reasonable opportunity to participate as a shareholder in the transaction. The awards will then terminate in the transaction. For awards subject to performance or other vesting conditions, any payments may also be restricted.

Amendment and Termination.  The Administrator may at any time or times amend the New Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the New Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect materially and adversely the participant’s rights under an award without the participant’s consent, unless the terms of the New Plan expressly so provide or the Administrator expressly reserved the right to do so at the time of the award.

Material Changes to the 1999 Plan

The material changes to the existing plan effected by the amendment and restatement include:

•
The number of shares of common stock available for issuance under the 1999 Plan will be increased by 1,000,000 shares, making a total of 4,500,000 shares of common stock reserved and available for issuance under the New Plan.

o
The types of awards available under the 1999 Plan will be expanded to include stock appreciation rights (SARs), unrestricted stock, stock units, restricted stock units, performance awards, cash awards, and awards that are otherwise convertible into or based on stock.

•	The maximum amount of cash awards payable to any person in any year will be $1,500,000.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 32

•	Unless the Administrator provides otherwise, upon cessation of service, all awards will cease to be exercisable and will terminate except:

o	Any stock options and SARs that were exercisable prior to cessation of service will remain exercisable for three months following cessation of employment;

o
Stock options and SARs that were exercisable prior to death or termination from service by reason of disability will remain exercisable for 1 year following death or termination from service by reason of disability; and

o
Stock options and SARs will be terminated upon cessation of service if the Administrator in its sole discretion determines that such cessation of service resulted from conduct constituting cause for termination.

•
Upon the occurrence of a change of control transaction, awards will no longer become vested except as the board of directors otherwise determines; instead, the Administrator has the discretion to determine that the awards will be assumed or substituted by the surviving entity, cashed-out, accelerated, or terminated.

New Plan Benefits

Because future awards will be within the discretion of our Compensation Committee, it is not possible to predict to whom future awards will be granted under the New Plan or the number of shares underlying any award.

Certain employees and directors were awarded conditional stock options under the 1999 Plan in 2006 and 2007, subject to shareholder approval of such awards. The table set forth below provides for each such conditional award the grant date, number of shares, and exercise price per share to be paid for such shares. These awards under the New Plan will not become exercisable, nor continue to remain outstanding, unless a majority of our shareholders approve the New Plan.

Name and Position	Grant Date	Number of Shares	Exercise Price/Share
Thomas R. Evans Chief Executive Officer and Director	N/A	0	N/A
Edward J. DiMaria Senior Vice President-Chief Financial Officer	N/A	0	N/A
G. Cotter Cunningham Senior Vice President-Chief Operating Officer	N/A	0	N/A
Robert J. DeFranco Senior Vice President-Finance	N/A	0	N/A
Steven L. Horowitz Senior Vice President-Product & Business Development	N/A	0	N/A
Bruce J. Zanca Senior Vice President-Chief Communications/ Marketing Officer	N/A	0	N/A
Executive Group	12/21/06	65,000	$37.63
Non-Executive Director Group	1/10/07	50,000	$37.32
Non-Executive Officer Employee Group	10/9/06 -11/20/06	184,00	$27.26 -$36.13

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 33

Federal Income Tax Consequences Relating to the New Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the New Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the New Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for we are not entitled to a deduction.

Nonstatutory Options. In general, in the case of a nonstatutory option (NSO), the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death or permanent and total disability, as to which special rules apply) is treated as a NSO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with our change in control may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the New Plan, may be subject to an additional 20% federal tax and may not be deductible to us.

Awards under the New Plan are intended either to be exempt from the rules of Section 409A of the Internal Revenue Code or to satisfy those rules and shall be construed accordingly. However, we will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Sections 409A, 422, or 4999 of the Internal Revenue Code.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 34

Equity Compensation Plan Information

The following table sets forth certain information relating to the shares of Common Stock that may be issued under our stock-based incentive plans at December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	2,749,590	$17.08	76,349
Equity compensation plans not approved by security holders	0	0	0
Total	2,749,590	$17.08	76,349

The Board of Directors unanimously recommends a vote FOR the
Second Amended and Restated 1999 Equity Compensation Plan as set forth herein.
The full text of the New Plan is attached as Appendix A to this Proxy Statement.

SHAREHOLDER PROPOSALS

Rules of the SEC require that any proposal by a shareholder for consideration at the 2008 Annual Meeting of Shareholders must be received by us no later than February 21, 2007, if it is to be eligible for inclusion in the our proxy materials for its 2008 Annual Meeting of Shareholders. Under these rules, we are not required to include shareholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In order for a shareholder to bring any other business or director nominations before an Annual Meeting of Shareholders, the shareholder must comply with certain conditions set forth in Article II, Sections 16 and 17, of our Amended and Restated Bylaws, including delivery of notice to us in sufficient time prior to the Annual Meeting of Shareholders. Shareholder proposals for the 2008 Annual Meeting of Shareholders that are not intended to be included in the Proxy Statement for that meeting must be received by April 21, 2008, or the Board of Directors can vote the proxies in its discretion on the proposal.

HOUSEHOLDING

If you and other persons in your household own shares of our Common Stock in “street” name, your broker or bank may have given notice that your household will receive only one copy of our annual report and proxy statement. This practice is known as “householding.” Unless you responded to that notice that you did not wish to participate in householding, you would be deemed to have consented to participating, and only one copy of our annual report and proxy statement would be sent to your address (however, each shareholder would continue to receive a separate proxy card). This procedure reduces our printing costs and postage fees.

Any shareholder who wishes to receive his or her own set of our annual reports and proxy statements, or who shares an address with another shareholder of Bankrate and together would like to receive only one set of annual disclosure documents, should contact us at 11760 U.S. Highway One, Suite 200, North Palm Beach, Florida 33408, Attention: Corporate Secretary, being sure to supply the names of all shareholders at the same address, the name of the bank or brokerage firm, and the account number(s). You can also reach us at (561) 630-2400. The revocation of a consent to householding should be effective 30 days after the notice is received.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 35

APPENDIX A

BANKRATE, INC.
SECOND AMENDED AND RESTATED
1999 EQUITY COMPENSATION PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan was established effective March 10, 1999 to provide for the grant to Participants of Stock Options and Restricted Stock. The Plan is hereby amended and restated effective [June 20, 2007]. The purpose of the amended and restated Plan is to advance the interests of the Company by providing for the grant of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. A maximum of 4,500,000 shares of Stock may be delivered in satisfaction of Awards under the Plan.  The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of (1) shares of Stock withheld by the Company in payment of the exercise price of the Award, (2) shares of Stock withheld in satisfaction of tax withholding requirements with respect to the Award, and (3) shares of Restricted Stock that are forfeited to the Company. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 750,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $1,500,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 36

exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a)	All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after March 9, 2009, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant's Employment, each Award requiring exercise that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death or termination from Employment by reason of Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or termination from Employment by reason of Disability or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted from conduct constituting Cause for Termination.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 37

(6) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m).  This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to the grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Florida law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)	Awards Requiring Exercise

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or in the case of a SAR, the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant on the basis of the closing price of the Stock on
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 38

such date, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable shareholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)	Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion consistent with Section 409A) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 39

ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)	Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 40

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 41

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

"Administrator": The Compensation Committee or any delegate thereof to the extent permitted by law. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

"Affiliate": Any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Administrator may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i).

"Award": Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

"Board": The Board of Directors of the Company.

"Cash Award": An Award denominated in cash.

"Cause for Termination": Except as specified otherwise by the Administrator at the time of the Award grant, a finding by the Board that the Participant (i) has breached his or her employment or service contract or noncompetition agreement with the Company; (ii) has engaged in disloyalty or dishonesty to the Company, including without limitation, fraud, embezzlement, theft, malfeasance, gross negligence or misconduct that, in the judgment of the Board, is, or is likely to, lead to material injury to the Company or the business reputation of the Company; (iii) has willfully failed to comply with the direction of the Board or failed to follow the policies, procedures and rules of the Company; (iv) has negligently failed to comply with the direction of the Board or failed to follow the policies, procedures and rules of the Company and such negligent failure was not cured within thirty (30) days of receipt of written notice; (v) has been convicted of, or has entered a plea of guilty or no contest to, a felony or crime involving moral turpitude; or (vi) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

"Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 42

"Compensation Committee": The Compensation Committee of the Board.

"Company": Bankrate, Inc.

"Covered Transaction": Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

"Disability": A Participant becoming disabled within the meaning of Section 22(e)(3) of the Code.

"Employee": Any person who is employed by the Company or an Affiliate.

"Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

"ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

"Participant": A person who is granted an Award under the Plan.

"Performance Award": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

"Performance Criteria": Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

"Plan": The Bankrate, Inc. Second Amended and Restated 1999 Compensation Plan as from time to time amended and in effect.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 43

"Restricted Stock": Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

"Restricted Stock Unit": A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

"SAR": A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

"Section 409A": Section 409A of the Code.

"Section 422": Section 422 of the Code.

"Section 162(m)": Section 162(m) of the Code.

"Stock": Common Stock of the Company, par value $0.01 per share.

"Stock Option": An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

"Stock Unit": An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

"Unrestricted Stock": Stock not subject to any restrictions under the terms of the Award.
Bankrate, Inc. Notice of Annual Meeting and Proxy Statement 44

Bankrate, Inc.

c/o Computershare Limited
P.O. Box 43078
Providence, RI 02940-3078

VOTE BY TELEPHONE

Have your proxy card available when you call Toll-Free 1-800-652-Vote (8263) using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the Web site www.investorvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Computershare Limited, P.O. Box 43101, Providence RI 02940.

Vote by Telephone	Vote by Internet	Vote By Mail
Call Toll-Free using a touch-tone telephone: **1-888-652-Vote (8263)**	Access the Web site and cast your vote **www.investorvote.com**	Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

The deadline to vote by telephone and Internet is 12:00 a.m. on June 20, 2007

If you vote by telephone or over the Internet, do not mail your proxy card.

→

Proxy card must be signed and dated below.

↓ Please fold and detach card at perforation before mailing. ↓

Bankrate, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. DiMaria, Robert J. DeFranco, and Bruce J. Zanca, and each of them, with full power of substitution, the lawful agents and proxies of the undersigned, to attend the Annual Meeting of Shareholders of Bankrate, Inc., to be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410 on Wednesday, June 20, 2007, at 9:00 a.m., local time, and any adjournment or postponement and to vote all of the shares of Common Stock of Bankrate, Inc. that the undersigned is entitled to vote at such Annual Meeting or any adjournment or postponement, as instructed on the reverse side of this Proxy Card and in their discretion as to other matters.

All Proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the June 20, 2007 meeting and Bankrate, Inc.'s Annual Report.

Dated______________________________2007

Signature

Joint Owner Signature

Please sign exactly as your name appears to the left. When shares are held by joint tenants, both must sign this Proxy Card. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, or other entity please sign in the entity's name by an authorized person.

PLEASE MARK, DATE AND SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

Bankrate, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 20, 2007 at 9:00 a.m. Local Time

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Computershare Limited, P.O. Box 43101, Providence RI 02940, so your shares may be represented at the Annual Meeting.

Proxy card must be signed and dated on the reverse side.
↓ Please fold and detach card at perforation before mailing ↓

BANKRATE, INC. **PROXY**

The shares of Common Stock represented by this Proxy, when properly executed, and returned, will be voted as directed by the shareholder. If no direction is given the shares of Common Stock represented by this Proxy when properly executed and returned will be voted "FOR" the nominees in Proposal 1 and "FOR" Proposal 2 and if permitted by applicable law "for" Proposal 3. If any other matters are properly brought before the Annual Meeting, or if any nominee for election as a director named in the Proxy Statement is unable to serve, or for good cause will not serve, as a candidate for election as a director, the shares of Common Stock represented by this Proxy will be voted in the discretion of the individuals designated to vote this Proxy, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposals 2 and 3.

Proposal 1 – Election of the following nominees as Class II Directors: (1) Thomas R. Evans (2) Richard J. Pinola

❑ FOR all Nominees listed above (except as marked to the contrary) ❑ WITHHELD For all Nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.

❑ FOR ❑ AGAINST ❑ ABSTAIN

❑ FOR ❑ AGAINST ❑ ABSTAIN

The undersigned shareholder(s) authorize the individuals designated to vote, this Proxy, to vote, in their discretion, to the extent permitted by applicable law, on such other business (none known by the Company at the time of solicitation of this Proxy) as may properly come before the Annual Meeting and any adjournment.

❑Check this box if you plan to attend the Meeting.

❑ Electronic Access: Mark here if you consent to access future annual reports and proxy statements via the internet.

(PLEASE DATE AND SIGN ON REVERSE)